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                                                                    EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of On Assignment, Inc. on Form S-3 of our report dated January 23, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California
September 30, 1996